Exhibit 99.1

Form 4 Joint Filer Information

Name:	Jákup á Dul Jacobsen
Address:	Smaratorgi 1
201 Kópavogi
Republic of Iceland 104
Designated Filer:	Lagerinn ehf
Issuer & Ticker Symbol:	Cost Plus, Inc. (CPWM)
Date of Event
Requiring Statement:	11/08/07
Signature:	By: /s/ Jacobsen Jakup a Dul